Exhibit 10.3

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”), entered into and effective as of December 17, 2009, is by and between Goodintend Holding Limited, a company organized under the laws of the British Virgin Islands (the “Company”) and the investors signatory hereto (each an “Investor” and collectively, the “Investors”).

In consideration of the premises and the mutual covenants, obligations and agreements contained herein, the Investors and the Company, intending to be legally bound, hereby agree as follows:

1.           Purchase and Sale of Notes.  Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Investors, and the Investors agree, severally and not jointly, to purchase from the Company convertible promissory notes, convertible into shares of common stock of the Shell (as defined below) in the aggregate principal amounts set forth opposite the Investors’ names on Exhibit A hereto, in substantially the form attached hereto as Exhibit B (the “Notes”).

2.           Purchase Price and Closings.  The consummation of the transactions contemplated hereby in respect of the Notes to be issued in the principal amount of the Tranche A Purchase Price (as defined in Exhibit A hereto) (the “Tranche A Closing”) shall take place on the first business day following the Company’s receipt of the Tranche A Purchase Price  in full in immediately available funds pursuant to the escrow agreement, in substantially the form attached hereto as Exhibit C (the “PRC Escrow Agreement”), it being understood, acknowledged and agreed that the Investors shall pay such Tranche A Purchase Price to the Company no later than December 18, 2009.  The consummation of the transactions contemplated hereby in respect of the Notes to be issued in the principal amount of the Tranche B Purchase Price (as defined in Exhibit A hereto) (the “Tranche B Closing” and, together with the Tranche A Closing, the “Closings” and, each, a “Closing”) shall take place on the first business day following the Company’s receipt of the Tranche B Purchase Price in full in immediately available funds pursuant to the escrow agreement, in substantially the form attached hereto as Exhibit D (the “U.S. Escrow Agreement”) and, together with this Agreement, the Notes and the PRC Escrow Agreement, the “Transaction Documents”), it being understood, acknowledged and agreed that the Investors shall pay such Tranche B Purchase Price to the Company no later than the first business day following the completion of the audit of the Company’s financial statements (the “Audit Completion”) in connection with the Share Exchange (as defined below).  For all purposes, each Closing shall be deemed to have occurred at 10:00 a.m., New York City time, or such later date and time as may be mutually agreed upon by the Company and Investor, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036.

3.           Representations and Warranties of Investor.  Each Investor, for itself and for no other Investor, hereby represents and warrants to the Company, as of the date hereof and as of each Closing, as follows:

(a)          Authorization; Enforceability.  The Investor has all requisite corporate or other power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.  If the Investor is not a natural person, the Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  This Agreement has been duly and validly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

(b)           No Consent.  No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other U.S. or non-U.S. governmental authority, or any court or any other tribunal, is required for the execution, delivery or performance by the Investor of this Agreement.

(c)           No Litigation.  There is no litigation pending or, to the knowledge of the Investor, threatened by, against or affecting the Investor, nor is there any order of any federal, state, local or other U.S. or non-U.S. governmental authority outstanding against, or, to the knowledge of the Investor, investigation by any such governmental authority involving the Investor, that would reasonably be expected to prohibit or impair the ability of the Investor to consummate the transactions contemplated by this Agreement.

(d)           No Conflict.  The execution and delivery by the Investor of this Agreement, the consummation by the Investor of the transactions contemplated hereby, and the performance by the Investor of its obligations hereunder do not and will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Investor, or any agreement or other instrument to which the Investor is a party or by which the Investor or any of the business, properties or assets of the Investor is bound, or any law, permit, franchise, judgment, decree, statute, rule or regulation applicable to the Investor or its business, properties or assets.

(e)           Financing.  The Investor has, and will have at each Closing, sufficient currently available funds on hand to make payment in full of the applicable purchase price to be made at such Closing as required by this Agreement and to consummate the transactions contemplated hereby to be consummated at such Closing.

(f)           Accredited Investor.  The Investor is an “accredited investor” as such term is defined in Rule 501 of the U.S. Securities Act of 1933, as amended.  The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of this Note, and, upon conversion, if any, the Conversion Shares.

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor as follows:

(a)           Organization and Good Standing. The Company is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has full company power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets.

(b)             Authorization; Enforceability. The Company has all requisite company power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.  This Agreement has been duly and validly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c)             No Consent.  Except as may be required in connection with applicable securities laws, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other U.S. or non-U.S. governmental authority, or any court or any other tribunal, is required for the execution, delivery or performance by the Company of this Agreement.

(d)             No Conflict.  The execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, and the performance by the Company of its obligations hereunder do not and will not conflict with, or result in any violation of or default under, any agreement or other instrument to which the Company is a party or by which the Company or any of its business, properties or assets are bound, or any law, permit, franchise, judgment, decree, statute, rule or regulation applicable to the Company or its business, properties or assets.

5.           Reverse Merger.  The Company shall use its best efforts to effectuate, by the earlier of (the “Share Exchange Date”) (i) the date that is twenty days after the Audit Completion and (ii) March 31, 2010, a share exchange transaction pursuant to which all of the outstanding shares of capital stock of the Company shall be exchanged (the “Share Exchange”) for equivalent securities of Alpine Alpha 2, Ltd., a Delaware corporation (the “Shell”), provided that on the Share Exchange Date (y) the common stock of the Shell is registered under the U.S. Securities Exchange Act of 1934 and (z) the Shell shall have substantially no other assets, liabilities or business.

6.           Conditions Precedent to the Obligation of the Company.  The obligation hereunder of the Company to close and issue and sell the Notes to the Investors at each Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Delivery of Purchase Price.  The Tranche A Purchase Price or the Tranche B Purchase Price, as applicable, shall have been delivered to the Company prior to the Closing.

(b)           Delivery of the Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Investors and, with respect to the applicable escrow agreement, the applicable escrow agent, to the Company.

7.           Conditions Precedent to the Obligation of the Investors.  The obligation hereunder of the Investors to close and purchase the Notes at each Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below.  These conditions are for the Investors’ sole benefit and may be waived by the Investors at any time in their sole discretion.

(a)           Notes.  At or prior to each Closing, the Company shall have delivered to the Investors the Tranche A Notes or Tranche B Notes, as applicable.

(b)           Delivery of the Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Company and, with respect to the applicable escrow agreement, the applicable escrow agent, to the Investors.

8.           Use of Proceeds.  The net proceeds from the sale of the Notes shall be used by the Company for expenses related to the Share Exchange, including auditing fees, legal fees and other corporate or related expenses.  The Company shall, within a reasonable time following the date hereof, deliver to the Investors (i) an executed copy of all engagement letters entered into by the Company and the Company’s accounting and legal advisors in connection with the Share Exchange, (ii) an itemized list setting forth the anticipated expenses in connection with the Share Exchange and (iii) the anticipated timeline of the events related to the Share Exchange.

9.           Share Exchange Agreement.  The Company shall use its commercially reasonable efforts to enter into a definitive share exchange agreement with the Shell on or prior to the date that is twenty days after the date hereof, provided that on such date (i) the common stock of the Shell is registered under the U.S. Securities Exchange Act of 1934 and (ii) the Shell shall have substantially no other assets, liabilities or business.

10.           Miscellaneous.

(a)           Entire Agreement.  This Agreement constitutes the entire agreement and understanding by and between the parties hereto as to the subject matter hereof, and supersedes any and all prior discussions, agreements or other communications or understandings, whether written or oral, of any and every nature between them.

(b)           Amendments.  This Agreement may be amended only by the mutual written agreement of the Company and the Investors.

(c)           Notices.  Any notices, consents, waivers, and other communications under this Agreement shall be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by fax (with written confirmation of receipt), or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, attention or fax number as a Party may designate by notice to the other parties given in accordance with this Section 10(c)):

If to the Investors, to the addresses set forth opposite the Investors’ names on Schedule A hereto.

If to the Company, to the attention of:

Goodintend Holdings Limited
20E, Landmark Mansion
Liangma Qiao, Chaoyang District
Beijing, China 100121
Attention: Mr. Ye Bi
Tel No. 86-136-8188-6665

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:  Bill Huo, Esq.
Fax No. (212) 715-8000
Tel No. (212) 715-9100

(d)           Waivers.  No provision of this Agreement may be waived in any manner except by the mutual written agreement of the parties hereto.  In the event any provision is waived, the balance of the provisions shall nevertheless remain in full force and effect in accordance with their terms and shall in no way be waived, affected, impaired or otherwise invalidated.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available, whether by contract, at law, in equity or otherwise.

(e)             Third Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

(f)             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Investors and their permitted successors and assigns and, as applicable, heirs and legal representatives.  The Investors may not assign this Agreement, or any of their rights or obligations hereunder, without the prior written consent of the Company.

(g)             Applicable Law.  This Agreement (and any dispute arising in connection herewith) shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to any principles of conflict of laws.

(h)             Arbitration.  Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be submitted to CIETAC in accordance with the Arbitration Administration Procedures of CIETAC and the Arbitration Rules of International Chambers in force on the date when the notice of arbitration is submitted. The arbitration panel shall consist of three (3) arbitrators. The Company and the Investors shall each select one arbitrator, and a third arbitrator, who shall be the presiding arbitrator, shall be jointly selected by Company and the Investors through mutual agreement. If no agreement is reached, the third arbitrator shall be appointed by CIETAC. Each arbitrator shall be impartial and independent of the parties and shall have more than ten (10) years’ legal practice experience.  The place of the arbitration shall be in Beijing. The arbitral proceedings shall be conducted in Chinese.  The parties shall be taken to have waived the right to any form of appeal to a court of law or other judicial authority of the decision of the arbitrators, except in the case of an allegation of fraudulent conduct by one (1) or more of the arbitrators.

(i)             Agreement in Counterparts.    This Agreement may be executed in more than one counterpart, each copy of which when so executed, then delivered or transmitted by facsimile, shall be deemed to be an original, but all such counterparts shall, together, constitute one and the same instrument.

(j)             Headings.  The headings of the Sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

(k)             Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(l)             Expenses.  Each party shall be responsible for its own expenses in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder.

(m)             Waiver of Jury Trial. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DISPUTE ARISING IN CONNECTION THEREWITH, INCLUDING WITHOUT LIMITATION, ANY COUNTERACTION OR COUNTERCLAIM, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE.

(n)             Specific Performance. The parties hereto acknowledge that they will be irreparably damaged if the provisions of this Agreement are not specifically enforced.  Should any controversy arise concerning a breach of any provision of this Agreement, an order or injunction may be issued restraining the breach pending the determination of such controversy (without the posting of any bond and without proving that damages would be inadequate), and the resolution of the controversy shall be enforceable in a court of equity by a decree of specific performance.  Each party hereto shall be permitted to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state thereof or any other court having jurisdiction, this being in addition to any other remedy to which such party may be entitled at law, in equity or otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

GOODINTEND HOLDING LIMITED

By:_____________________________________
Name:
Title:

[Signature Page to Note Purchase Agreement]

INVESTORS

Alpine Venture Associates, LLC

By:_____________________________________
Name:
Title:

________________________________________
By: Kyu Hun Park

________________________________________
By: Jincheng Yuan

________________________________________
By: John Yoo

[Signature Page to Note Purchase Agreement]

________________________________________
By: James Jeffrey Fuld, Jr.

Taylor International Fund, Ltd.

By:_____________________________________
Name:
Title:

MMH Group, LLC

By:_____________________________________
Name:
Title:

[Signature Page to Note Purchase Agreement]

Exhibit A

List of Investors

Name of Investor	Address	“Tranche A Purchase Price”	“Tranche B Purchase Price”
Alpine Venture Associates, LLC	PO Box 735, Church Street Alpine, New Jersey 07620 USA	$32,500	$17,500
Kyu Hun Park	18H, Qianjiang B/D 971 Dongfang Road, Pudong, Shanghai, China	$65,000	$35,000
Jincheng Yuan	13643 37th Ave Flushing, NY 11354	$32,500	$17,500
John Yoo	325 Fifth Avenue, Apt 35C New York NY 10016	$32,500	$17,500
James Jeffrey Fuld Jr.	114 East 72 street New York, NY 10021	$32,500	$17,500
Taylor International Fund, Ltd.	714 S. Dearborn St Second Floor Chicago IL 60605	$162,500	$87,500
MMH Group, LLC	2975 Highway A1A Melbourne, FL 32951	$162,500	$87,500

EXHIBIT B

Form of Notes

EXHIBIT C

PRC Escrow Agreement

EXHIBIT D

U.S. Escrow Agreement